Exhibit A
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                STOCK OPTION EXERCISE AGREEMENT

Biosynergy, Inc.
1940 East Devon Ave.
Elk Grove Village, IL 60007

Gentlemen:

Pursuant to the Stock Option Agreement dated November 12, 2004 between Biosynergy, Inc. (the "Company") and Fred K. Suzuki (the "Investor" or "undersigned"), the Investor hereby exercises its option to purchase 720,000 shares of the Company's no par value common stock ("Shares") at an option price of $.025 per share.

In connection with the issuance to the undersigned of 720,000 Shares, the undersigned hereby represent(s), understand(s) and acknowledge(s) that: The Shares are not registered under the Securities Act of 1933, as amended ("1933 Act"), and that the sale to the undersigned is to be a private sale of shares exempt under the applicable sections of the 1933 Act and/or applicable rules and regulations promulgated thereunder; the undersigned is acquiring such securities for investment for its own account, with no present intention of dividing participation with others or selling or otherwise distributing same; the Shares may be "Restricted Securities" as the term is defined in Rule 144 as promulgated under the 1933 Act; if the Shares are restricted securities they must be held indefinitely, unless they are registered under the 1933 Act or an exception from such registration is available; the Shares will contain substantially the following legend; "The securities represented by this certificate may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act of 1933 ("the Act"), or pursuant to an exception from registration under the Act, the availability of which is to be established to the satisfaction of the issuer. The presentation of this stock certificate to the transfer agent after ___(two years after purchase) shall be deemed a representation by the record holder that he/she has been the beneficial owner of the securities for at least two years and has not entered into any short sale, put or other option transaction which would toll the holding period under Rule 144(d) and therefore is free to sell the securities under Rule 144(k), provided however, that the record holder is not an affiliate of the Company, which is to be established to the satisfaction of the issuer"; the above legend on the certificate will limit is value, including its value as collateral; the Company will instruct its transfer agent of (or if none, the designate on the Company's records) such restrictions of the transfer of the Shares; the undersigned is aware that only the Company can file a Registration Statement or a Form 1-A notification under regulation A under the 1933 Act and that the Company has no obligation to do so or to take steps necessary to make Rule 144 available to the undersigned; the undersigned is knowledgeable and experienced in venture capital investments in general and, in particular, in venture capital investments similar in nature to a purchase of the Shares of the Company; the undersigned has such knowledge and experience in financial and business matters and is capable of evaluating the merits and financial and business matters and is capable of evaluating the merits and risks of an investment in the Company; the undersigned has relied upon the advice of counsel, accountants or other consultants as deemed necessary with regard to the tax aspects, risks and other operations involved in the purchase of the Shares; the undersigned has made, or caused to be made, such investigation of the Company, its management, its financial condition and its operations considered necessary and appropriate to enable it to make an informed decision regarding the purchase of the Shares; the undersigned has been presented with an opportunity to ask questions and receive answers from directors and officers of the Company relating to the business and operations of the Company and to obtain any additional information necessary to verify the accuracy of the information made available to them; he has been given the Company's latest Form 10KSB and/or Form 10QSB; the undersigned is therefore satisfied as to the present status and condition of such matters; the undersigned has been presented with and understood the Company's business plan, including, among other things, the nature and business of the Company and its method of operation, financial reports, management and risk factors associate with the Company's business; the undersigned can bare the economic loss of any investment with regard to the Shares and can afford to hold the Shares for an indefinite period of time; the undersigned has sufficient liquid assets to make this investment and provide for his needs; the undersigned is aware that the Shares constitute a speculative investment which involves a high degree of risk of loss of any investment, and there can be no guarantee of the amount of the funds available for distribution on liquidation or for any other type of consideration flowing to the undersigned from the Company as a result of owning the Shares, including dividends; the undersigned understands that there is no guarantee of any dividends ever being paid, and that the payment of dividends is within the discretion of the Board of Directors of the Company the undersigned understands that no promises have been made concerning the subject of the transfer of Shares by the Company; and the acknowledges that it understands the meaning and legal consequences of the representations and warranties contained in this letter agreement, that the Company and its directors, officers and agents are relying on the accuracy of the representations not be permitted to purchase any of the Shares offered hereby if any representation or warranty were know to be false. Accordingly, the undersigned hereby agrees to indemnify and hold harmless the Company and each of their directors, officers and agents from and against any and all loss, damage or liability, including attorney's fees due to or arising out of a breach of any representation or warranty of the undersigned contained in this Agreement.

With such full understandings and acknowledgements, the undersigned does hereby affirm the purchase of 720,000 Shares, and delivers the purchase price of $18,000 in the form of advances to the company, with this Agreement. The undersigned does further acknowledge the understanding of the terms and conditions of this Agreement, and agrees to be bound thereby.

Sincerely,

/s/ Fred K. Suzuki                  /s/Beverly R. Suzuki
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Signature                           Signature (Co-owner, if any)

Fred K. Suzuki                      Beverly R. Suzuki
------------------------            --------------------------
Print Name                          Print Name

710 South Kennicott Avenue          710 South Kennicott Avenue
Arlington Heights, IL 60005         Arlington Heights, IL 60005
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Address                             Address (Residence)

###-##-####                         ###-##-####
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Social Security Number              Social Security Number

847-398-2452                        847-398-2452
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Telephone                           Telephone (Residence)

ACCEPTED THIS 11TH DAY OF NOVEMBER, 2006.

BIOSYNERGY, INC.                    ATTEST:

By: /s/Fred K. Suzuki              /s/ Lauane C. Addis
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   Fred K. Suzuki, President       Lauane C. Addis, Secretary